Exhibit 99.1

SONUS NETWORKS REPORTS

2009 FOURTH QUARTER AND FULL YEAR RESULTS

Westford, MA, February 25, 2010 — Sonus Networks, Inc. (Nasdaq: SONS), providing network transformation through IP communications technology, today announced results for the fourth quarter and full year ended December 31, 2009.

Revenue for the fourth quarter of fiscal 2009 was $68.7 million, compared to $56.2 million in the third quarter of fiscal 2009 and revenue from continuing operations of $89.5 million for the fourth quarter of fiscal 2008.  The Company’s net income on a GAAP basis for the fourth quarter of fiscal 2009 was $10.3 million, or $0.04 per diluted share, compared to a net loss of $3.4 million, or $0.01 per share, for the third quarter of fiscal 2009, and a loss from continuing operations of $99.5 million, or $0.37 per share, for the fourth quarter of fiscal 2008.

Revenue for fiscal 2009 was $227.5 million, compared to revenue from continuing operations of $313.1 million for fiscal 2008, a decrease of $85.6 million year over year.  The Company’s net loss on a GAAP basis for fiscal 2009 was $4.9 million, or $0.02 per share, compared to a loss from continuing operations of $116.2 million, or $0.43 per share, in fiscal 2008.

Included in both the fourth quarter and full year 2008 results is an $88.4 million non-cash charge related to an increase in the Company’s valuation allowance against its deferred tax asset.

“We are pleased with the progress we made over the past year to successfully re-engineer the Company,” said Richard Nottenburg, President and Chief Executive Officer of Sonus Networks.  “Despite the challenges we and others in our industry faced in 2009, we ended the year profitable on a non-GAAP basis, with a strong balance sheet, more efficient cost

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structure and substantial operating leverage.  As we accelerate our product innovation initiatives, I am confident Sonus is well positioned to capitalize on new growth opportunities to drive future profitability and success.”

Sonus Financial Guidance for Fiscal Year 2010:

The following forward-looking statements reflect the Company’s expectations as of February 25, 2010:

Revenue estimate:  flat to low single digit percentage revenue growth on an annual basis as compared to fiscal 2009.

Gross margin estimate:  within longer term range of 58% to 62% on annual basis.

Total operating expenses:  in the range of $142 million to $146 million for the year.

Conference Call Details:

Sonus Networks will host a conference call for analysts and investors to discuss its fourth quarter and full year 2009 results as well as certain forward-looking information today at 4:45 p.m. ET.

To listen live via telephone:
Dial-in number: 800-913-1647
International Callers: +1 212-231-2907

To listen via internet:
Sonus Networks will host a live webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

-ends-

About Sonus Networks

Sonus Networks, Inc., providing network transformation through IP communications technology, is leading the evolution of communications networks to support the multi-device demands of today’s digital lifestyle.  Sonus solutions and services enable fixed, mobile and cable operators to gain network awareness and new multi-media capabilities essential to retaining and expanding their subscriber base. Through standards-based interoperable solutions and services, Sonus extends the investments made in traditional networks by enabling operators to seamlessly migrate to next generation technology and deliver the secure, reliable, scalable and cost-effective network needed to grow their business.  Sonus maintains a website www.sonusnet.com.  By including the foregoing website address, Sonus does not intend to incorporate by reference material contained on such website.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of Sonus’ Annual Report on Form 10-K for the year ended December 31, 2009, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date.  While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Wayne Pastore 978-614-8291 wpastore@sonusnet.com	Beth Panfil 978-614-8034 bpanfil@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended
	December 31, 2009	September 30, 2009	December 31, 2008
Revenue:
Product	$47,009	$33,544	$53,642
Service	21,703	22,621	35,902
Total revenue	68,712	56,165	89,544

Cost of revenue:
Product	11,852	10,160	27,631
Service	11,481	10,755	22,101
Total cost of revenue	23,333	20,915	49,732

Gross profit	45,379	35,250	39,812

Gross profit %
Product	74.8%	69.7%	48.5%
Service	47.1%	52.5%	38.4%
Total gross profit %	66.0%	62.8%	44.5%

Operating expenses:
Research and development	13,869	14,141	15,997
Sales and marketing	12,911	11,527	18,952
General and administrative	10,958	11,578	17,385
Impairment of intangible assets	—	—	2,727
Restructuring	—	1,533	702
Total operating expenses	37,738	38,779	55,763

Income (loss) from operations	7,641	(3,529)	(15,951)
Interest expense	(89)	(23)	(34)
Interest income	592	787	2,546
Other income (expense), net	47	12	(29)

Income (loss) from continuing operations before income taxes	8,191	(2,753)	(13,468)
Income tax benefit (provision)	2,118	(644)	(86,040)

Income (loss) from continuing operations	10,309	(3,397)	(99,508)
Loss from discontinued operations, net of tax	—	—	(183)
Loss on disposal of discontinued operations, net of tax	—	—	(741)

Net income (loss)	$10,309	$(3,397)	$(100,432)

Earnings (loss) per share:
Basic
Continuing operations	$0.04	$(0.01)	$(0.37)
Discontinued operations	—	—	—
	$0.04	$(0.01)	$(0.37)

Diluted
Continuing operations	$0.04	$(0.01)	$(0.37)
Discontinued operations	—	—	—
	$0.04	$(0.01)	$(0.37)

Shares used to compute earnings (loss) per share:
Basic	274,359	273,907	272,536
Diluted	275,152	273,907	272,536

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Year ended
	December 31, 2009	December 31, 2008
Revenue:
Product	$136,276	$203,387
Service	91,220	109,758
Total revenue	227,496	313,145

Cost of revenue:
Product	38,893	74,274
Service	44,467	56,020
Total cost of revenue	83,360	130,294

Gross profit	144,136	182,851

Gross profit %
Product	71.5%	63.5%
Service	51.3%	49.0%
Total gross profit %	63.4%	58.4%

Operating expenses:
Research and development	59,864	73,098
Sales and marketing	48,929	74,364
General and administrative	43,217	62,045
Litigation settlements	—	19,100
Impairment of intangible assets	—	2,727
Restructuring	3,510	702
Total operating expenses	155,520	232,036

Loss from operations	(11,384)	(49,185)
Interest expense	(183)	(291)
Interest income	4,105	12,643
Other income, net	71	358

Loss from continuing operations before income taxes	(7,391)	(36,475)
Income tax benefit (provision)	2,459	(79,675)

Loss from continuing operations	(4,932)	(116,150)
Loss from discontinued operations, net of tax	—	(4,491)
Loss on disposal of discontinued operations, net of tax	—	(741)

Net loss	$(4,932)	$(121,382)

Loss per share:
Basic
Continuing operations	$(0.02)	$(0.43)
Discontinued operations	—	(0.02)
	$(0.02)	$(0.45)

Diluted
Continuing operations	$(0.02)	$(0.43)
Discontinued operations	—	(0.02)
	$(0.02)	$(0.45)

Shares used to compute loss per share:
Basic	273,730	271,477
Diluted	273,730	271,477

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$125,323	$122,207
Marketable securities	239,223	180,786
Accounts receivable, net	47,998	75,788
Inventory, net	21,925	22,553
Deferred income taxes	562	111
Other current assets	17,508	14,937
Total current assets	452,539	416,382

Property and equipment, net	14,646	17,852
Intangible assets, net	341	568
Goodwill	5,053	5,025
Investments	49,598	84,965
Deferred income taxes	711	1,611
Other assets	17,849	9,182
	$540,737	$535,585

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,337	$9,200
Accrued expenses	19,292	28,231
Accrued litigation settlements	—	9,600
Current portion of deferred revenue	74,748	40,962
Current portion of long-term liabilities	753	1,301
Total current liabilities	100,130	89,294

Deferred revenue	25,242	37,991
Long-term liabilities	1,127	1,865
Total liabilities	126,499	129,150

Commitments and contingencies

Stockholders equity:
Common stock	277	275
Additional paid-in capital	1,286,326	1,272,952
Accumulated deficit	(878,810)	(873,878)
Accumulated other comprehensive income	6,712	7,353
Treasury stock	(267)	(267)
Total stockholders’ equity	414,238	406,435
	$540,737	$535,585

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31, 2009	December 31, 2008
Cash flows from operating activities:
Net loss	$(4,932)	$(121,382)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,104	11,661
Amortization of intangible assets	232	1,155
Impairment of intangible assets and goodwill	—	6,357
Impairment of marketable equity securities	—	92
Stock-based compensation	12,810	25,298
Loss on disposal of property and equipment	241	325
Deferred income taxes	449	78,212
Changes in operating assets and liabilities:
Accounts receivable	27,790	10,010
Inventory	(2,456)	19,333
Insurance receivable - litigation settlement	—	15,328
Other operating assets	(7,836)	9,814
Accounts payable	(4,229)	(9,167)
Accrued expenses	(9,803)	(13,769)
Accrued litigation settlements	(9,600)	(30,400)
Deferred revenue	20,987	(19,602)
Net cash provided by (used in) operating activities	33,757	(16,735)

Cash flows from investing activities:
Purchases of property and equipment	(6,612)	(9,709)
Business acquisition, net of cash acquired	—	(4,909)
Purchases of marketable securities	(268,971)	(370,102)
Sale/maturities of marketable securities	243,984	378,267
Decrease in litigation settlement escrow	—	25,000
Net cash provided by (used in) investing activities	(31,599)	18,547

Cash flows from financing activities:
Sale of common stock in connection with employee stock purchase plan	1,119	3,755
Proceeds from exercise of stock options	51	437
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(673)	(1,510)
Principal payments of capital lease obligations	(233)	(175)
Net cash provided by financing activities	264	2,507

Effect of exchange rate changes on cash and cash equivalents	694	(1,045)

Net increase in cash and cash equivalents	3,116	3,274
Cash and cash equivalents, beginning of period	122,207	118,933
Cash and cash equivalents, end of period	$125,323	$122,207

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets, an earnout settlement related to our Zynetix Ltd. acquisition and a change in estimate of a loss contingency related to an employment tax audit included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended			Year ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Stock-based compensation
Cost of revenue - product	$63	$67	$151	$361	$734
Cost of revenue - service	449	483	465	1,784	2,731
Cost of revenue	512	550	616	2,145	3,465

Research and development expense	706	774	1,213	3,349	7,921
Sales and marketing expense	812	885	1,494	4,231	5,662
General and administrative expense	891	930	2,395	3,085	8,074
Operating expense	2,409	2,589	5,102	10,665	21,657

Total stock-based compensation	$2,921	$3,139	$5,718	$12,810	$25,122

Amortization of intangible assets
Cost of revenue - product	$40	$40	$279	$224	$852
Sales and marketing expense	—	—	52	—	169
Total amortization of intangible assets	$40	$40	$331	$224	$1,021

Earnout settlement - Zynetix
General and administrative expense	$—	$—	$(334)	$—	$1,351

Change in estimate - reduction of loss contingency related to employment tax audit (1)
Cost of revenue - product	$—	$—	$(1)	$—	$(8)

Research and development expense	—	—	(1)	—	(52)
Sales and marketing expense	—	—	(3)	—	(99)
General and administrative expense	—	—	(117)	—	(504)
Operating expense	—	—	(121)	—	(655)

Interest expense	—	—	71	—	71
Other income (expense)	—	—	—	—	379

Total change in estimate - reduction of loss contingency related to employment tax audit	$—	$—	$(193)	$—	$(1,113)

(1)   Change in estimate resulting in a reduction of the loss contingency related to the settlement of an employment tax audit by the Internal Revenue Service that had resulted from the stock option review and subsequent restatement.